Exhibit 10.8.6
FIFTH AMENDMENT
TO THE
COLT DEFENSE LLC
SALARIED RETIREMENT INCOME PLAN
     WHEREAS, Colt Defense LLC (the “Employer”) sponsors a defined benefit pension plan known as the Colt Defense LLC Salaried Retirement Income Plan (the “Plan”); and
     WHEREAS, under the terms of the Plan, the Employer has the ability to amend the Plan; and
     WHEREAS, effective January 1, 2009, the Employer desires to add Colt Security LLC as an Adopting Employer under the Plan;
     NOW, THEREFORE, effective as of January 1, 2009, the Employer hereby amends the Plan to provide as follows:
     1. Section 1.4 of Article 1, the definition of “Adopting Employer” is amended by replacing the first sentence of such Section in its entirety with the following two sentences:
“The term Adopting Employer means any business which adopts this Plan with the consent of the Employer, and in accordance with the terms of Article 12. Effective January 1, 2009, Colt Security LLC shall be an Adopting Employer under the Plan.”
     2. A new Article 12, entitled “Adopting Employers” is added, as follows:
“ARTICLE 12 — ADOPTING EMPLOYERS
     12.1 ADOPTION BY OTHER EMPLOYERS
     Notwithstanding anything herein to the contrary, with the consent of the Employer, any other affiliated corporation or entity may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Adopting Employer, by a properly executed document evidencing said intent and will of such Adopting Employer.
     12.2 REQUIREMENTS OF ADOPTING EMPLOYERS
(a)	Each Adopting Employer shall adopt this Plan solely for the purpose of providing its eligible Employees and their beneficiaries with the benefits offered hereunder, and the rights and obligations of said Adopting Employer and its participating employees shall be determined solely with reference to the Plan. Each Adopting Employer shall be deemed to adopt any subsequent amendment to the Plan unless, in advance of such adoption, Adopting Employer notifies Employer of its intention to discontinue participation in the Plan prior to the adoption of such Amendment.

(b)	The transfer of any eligible Employee among the Employer or Adopting Employers shall not affect such Participant’s rights under the Plan and all past and future service and benefits accrued to, and if he remains in the eligible class of Employees, accruing in the future to such Participant shall remain to his credit.

(c)	Any expenses of the Plan which are to be paid by the Employer with respect to its participating employees shall be paid by the Adopting Employer with respect to its employees.

(d)	Each Adopting Employer shall be deemed to be a part of the Plan; provided, however, that with respect to all its relations with the Plan Administrator for purposes of the Plan, each Adopting Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context clearly indicates otherwise, the word “Employer” shall be deemed to include each Adopting Employer as related to its adoption of the Plan.
     12.3 SEPARATE ACCOUNTING
     All bookkeeping accounts established with respect to the Plan shall, in the discretion of the Plan Administrator, be maintained separately with respect to eligible Employees of the Adopting Employer. On the basis of information provided by the Adopting Employer, the Plan Administrator shall keep separate books and records concerning the affairs of each Adopting Employer hereunder and as to the accounts and credits of the participating employees of the Adopting Employer.
     12.4 DISCONTINUANCE OT PARTICIPATION
     Any Adopting Employer may prospectively discontinue or revoke its participation in the Plan by notifying the Employer in advance of such discontinuance, provided that such discontinuance shall not result in any loss of benefits accrued to participating employees of Adopting Employer as of the date of such discontinuance.
     12.5 ADMINISTRATOR’S AUTHORITY
     The Plan Administrator shall have the authority to make any and all necessary rules or regulations, binding upon all Adopting Employers and all Participants, to effectuate the purpose of the Plan and this Article.

IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed by a duly authorized person on this 8th day of December, 2008.

WITNESS	COLT DEFENSE LLC

/s/ J.A. TIPTON	By:	/s/ William M. Keys

VP Administration	Title:	President and CEO